SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

LAKELAND BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Lakeland Bancorp, Inc. will be held at Perona Farms, 350 Andover Sparta Road, Andover, New Jersey 07821 on Wednesday, May 10, 2006 at 5:00 p.m. for the following purposes:

1.	To elect four directors for three year terms.

2.	To transact such other business as may properly come before the meeting.

In accordance with the Bylaws of Lakeland Bancorp, Inc., the close of business on March 31, 2006, has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

Enclosed are the Proxy Statement and a form of Proxy. You will also be receiving an Annual Report. You are cordially invited to attend this meeting. It is important that your shares be represented, regardless of the number you own. Whether or not you plan to attend the meeting, please return the Proxy, duly signed, as promptly as possible, in the envelope provided to you.

By Order of the Board of Directors

ARTHUR L. ZANDE

SECRETARY

Oak Ridge, New Jersey

April 7, 2006

LAKELAND BANCORP, INC.

PROXY STATEMENT

Annual Meeting of Stockholders: May 10, 2006

Approximate Mailing Date: April 7, 2006

SOLICITATION OF PROXY

General

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF LAKELAND BANCORP, INC. (hereinafter called “Lakeland” or the “Company”) for use in connection with the Annual Meeting of Stockholders to be held at Perona Farms, 350 Andover Sparta Road, Andover, New Jersey 07821 on Wednesday, May 10, 2006 at 5:00 p.m., and at any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the enclosed notice of such meeting and are more fully discussed below.

Only stockholders of record at the close of business on March 31, 2006, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting. If the enclosed Proxy is properly executed and returned to Lakeland and not revoked before its exercise, all shares represented thereby will be voted as specified in the form of Proxy. If the Proxy is signed but no specification is given, the shares will be voted in favor of the Board’s nominees for election to the Board. The Proxy will enable you to assure that your shares are voted and to aid in securing a quorum at the meeting.

In order to reduce the number of annual reports being sent to one address, only one annual report is being delivered to multiple security holders sharing an address unless Lakeland has received contrary instructions from one or more of the security holders. This is called “householding”. Lakeland will deliver a separate copy of the annual report to any security holder who requests a copy in writing or by telephone. If you wish to receive a separate copy of the 2005 annual report, or if you wish to receive a separate copy of future annual reports, please contact Mr. Harry Cooper at Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (toll-free telephone 866-284-1291). If you are currently receiving multiple copies of the annual report at the same address, and wish to have one annual report sent to multiple security holders sharing that address in the future, please contact Mr. Harry Cooper at the above address and telephone number.

The entire cost of this solicitation will be borne by Lakeland. Officers and regular employees of Lakeland may also, but without additional compensation, solicit proxies by further mailings, personal conversations, telephone, telegraph, facsimile or e-mail. Lakeland will make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries and Lakeland will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

All share information, including stock option information, contained in this proxy statement has been adjusted to reflect Lakeland’s 5% stock dividends.

Voting your Shares

Lakeland shareholders will have four alternative ways to vote:

•	by traditional paper proxy card;

•	by telephone;

•	via the Internet; or

•	in person at the Annual Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxy cards in the accompanying form are properly executed and returned, the shares represented thereby will be voted in the manner specified therein. If you vote by proxy card but make no specification on your proxy card that you have otherwise properly executed, your shares will be voted FOR the election of the Board’s nominees for director.

Voting by Telephone. If you wish to vote by telephone and you are a shareholder of record of Lakeland, use a touch-tone telephone to call toll-free 1-800-PROXIES and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

Voting by the Internet. If you wish to vote through the Internet and you are a shareholder of record of Lakeland, you can access the web page at www.voteproxy.com and follow the on-screen instructions. If you vote through the Internet, you must have your control number and the proxy card available when you access the web page.

If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by telephone or the Internet. If so, the voting form your nominee sent you will provide telephone and Internet voting instructions.

The deadline for voting by telephone or through the Internet as a shareholder of record of Lakeland is 11:59 p.m., EST, on May 9, 2006. For shareholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Changing your Vote

You will be able to change your vote as many times as you wish and the last vote received chronologically by any means will supersede your prior vote(s). Please note, however, that if you vote by the Internet, the maximum number of times that you can access the website using any one control number is limited to five times per day.

Any Lakeland shareholder may revoke a proxy at any time before or at the Annual Meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the Annual Meeting to Arthur L. Zande, Corporate Secretary of Lakeland; or

•	Submitting a later-dated proxy card; or

•	Submitting a new proxy via telephone or the Internet.

A Lakeland shareholder should send any written notice of revocation or subsequent proxy card to Lakeland Bancorp, Inc., Attention: Arthur L. Zande, Corporate Secretary, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, or hand deliver the notice of revocation or subsequent proxy card to Mr. Zande before the taking of the vote at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

CAPITAL STOCK OUTSTANDING

At the close of business on March 31, 2006, there were 20,973,501 shares of Lakeland’s common stock, no par value (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share will be entitled to one vote on all matters properly coming before the meeting. Provided that a quorum is present, directors will be elected by a plurality vote (there is no right to vote stock cumulatively). A majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

To Lakeland’s knowledge, no person beneficially owned more than 5% of the outstanding voting securities of Lakeland as of December 31, 2005.

ELECTION OF DIRECTORS

Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the four persons named in Table I below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and shall have qualified. If elected, the nominees will serve for three year terms. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

Table I sets forth the names and ages of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Lakeland, the period during which each such person has served on Lakeland’s Board of Directors, the expiration of their respective terms, the principal occupations and employment of each such person during the past five years, and the number of shares of Lakeland Common Stock which they beneficially owned as of February 1, 2006. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years. Unless otherwise stated in the footnotes following the tables, the nominees and other directors listed in the tables have sole power to vote and dispose of the shares which they beneficially owned as of February 1, 2006. Shares covered by stock options are included in the tables below only to the extent that such options may be exercised by April 1, 2006.

All of the persons named in both tables have been directors of Lakeland and Lakeland Bank for at least five years, except as follows: (a) Stephen R. Tilton, Sr. was appointed to the Board of Lakeland on October 1, 2001, (b) Robert B. Nicholson, III was appointed to the Board of Lakeland Bank in July 2003 and of Lakeland in December 2003, and (c) Robert E. McCracken, Paul G. Viall, Jr. and Janeth C. Hendershot were appointed to the Board of Lakeland on July 14, 2004, upon the consummation of the acquisition of Newton Financial Corp. Mark J. Fredericks is John W. Fredericks’ son.

TABLE I

NOMINEES FOR ELECTION AS DIRECTORS

	Director Since	Expiration of Term if Elected	Business Experience	Shares Beneficially Owned As Of February 1, 2006
Name and Age				Number of Shares		Percent of Class
Arthur L. Zande Age 71	1989	2009	Secretary, Lakeland Bancorp, Inc. and Lakeland Bank (3/10/04 to present); Retired (1/1/02 to present); Vice President and Treasurer, Lakeland Bancorp, Inc. (6/1/99 to 12/31/01); President and CEO, Lakeland Bank (6/1/99 to 12/31/01)	61,149	(a)	.3%

Bruce G. Bohuny Age 73	1989	2009	Vice Chairman, Lakeland Bancorp, Inc. (5/2003 to present); Vice Chairman, Lakeland Bank (5/2003 to present); Senior Vice President - Real Estate, Lakeland Bancorp, Inc. (6/1/99 to 5/2003); Secretary, Lakeland Bancorp, Inc. (5/19/89 to 5/2003); Secretary, Lakeland Bank (5/19/69 to 5/2003); President, Chelsea Group LLC (4/01 to present) (real estate investment company); President, Brooks Ltd.-Bergen (3/01 to present) (real estate investment company); President, Brooks Limited (prior years to 3/01) (a real estate development corporation), Wyckoff, NJ	191,744	(b)	.9%

Mary Ann Deacon Age 54	1995	2009	Secretary/Treasurer of Deacon Homes, Inc. and Deacon Development Corp. (real estate development), Sparta, NJ	164,994	(c)	.8%

Joseph P. O’Dowd Age 59	1998	2009	President and Owner of O’Dowd Advertising of Montville, NJ (4/14/82 to present); partner of O’Dowd Associates (real estate holding company) (7/1/86 to present) and O’Dowd Realty (7/1/86 to present)	48,953	(d)	.2%

TABLE II

CONTINUING DIRECTORS

	Director Since	Expiration of Term	Business Experience	Shares Beneficially Owned As Of February 1, 2006
Name and Age				Number of Shares		Percent of Class
John W. Fredericks Age 69	1989	2007	Chairman, Lakeland Bancorp, Inc. (6/1/99 to present); Chairman, Lakeland Bank (6/1/99 to present); Chairman and Owner (1/1/02 to 11/1/04) and President and Owner (prior years to 1/1/02), Fredericks Fuel and Heating Service, Oak Ridge, NJ	568,739	(e)	2.7%

Paul P. Lubertazzi Age 71	1998	2007	Secretary, Lakeland Bancorp, Inc. (5/03 to 3/10/04); Secretary, Lakeland Bank (5/03 to 3/10/04); Retired	77,689	(f)	.4%

Robert E. McCracken Age 48	2004	2007	Sole managing member and owner (11/98 to present), REM, LLC (a real estate and investment company), Newton, NJ; owner/manager (1/00 to present), Wood Funeral Home, Branchville, NJ; owner/ manager (10/90 to present), Smith-McCracken Funeral Home, Newton, NJ	98,078	(g)	.5%

Stephen R. Tilton, Sr. Age 60	2001	2007	Chairman and Chief Executive Officer, Tilton Securities LLC (investment trader) (10/98 to present); Chairman and Chief Executive Officer, Chaumont Holdings, Inc. (real estate holding company) (9/92 to present); Chairman and Chief Executive Officer, Fletcher Holdings, LLC (commercial real estate company) (10/98 to present)	616,917	(h)	2.9%

Paul G. Viall, Jr. Age 59	2004	2007	Vice Chairman (11/18/03 to November 2005), Newton Trust Company; Vice Chairman (11/18/03 to 7/1/04), Newton Financial Corp.; President and Chief Executive Officer (1997 to present), Ridgecrest Holding LLC (venture capital management consulting)	95,236	(i)	.5%

Roger Bosma Age 63	1999	2008	President and CEO, Lakeland Bancorp, Inc. (6/1/99 to present); President and CEO, Lakeland Bank (1/1/02 to present)	313,251	(j)	1.5%

	Director Since	Expiration of Term	Business Experience	Shares Beneficially Owned As Of February 1, 2006
Name and Age				Number of Shares		Percent of Class

Mark J. Fredericks Age 45	1994	2008	President of Keil Oil Company, Riverdale, NJ; President of Fredericks Fuel & Heating Service, Oak Ridge, NJ (1/1/02 to present)	353,399	(k)	1.7%

George H. Guptill, Jr. Age 67	1999	2008	Chairman (1/1/04 to present) and President (1/1/90 to 1/1/04), Franklin Mutual Insurance Company, Branchville, NJ; Chairman (1/1/04 to present) and President (1/1/94 to 1/1/04), FMI, Inc., FMI Insurance Company and Fidelity Mohawk Insurance Company, Branchville, NJ	640,034	(l)	3.0%

Janeth C. Hendershot Age 51	2004	2008	Senior Vice President (8/02 to present), Munich-American RiskPartners (reinsurance company); Vice President (1/00 to present), American Re-Insurance Company	68,030	(m)	.3%

Robert B. Nicholson, III Age 41	2003	2008	President and Chief Executive Officer, Eastern Propane Corporation (1988 to present); President and Chief Executive Officer, Eastern Propane Energy Corporation (1993 to present); General Partner, Eastern Properties, L.P. (1999 to present)	44,452	(n)	.2%

Included in the amounts beneficially owned listed in the tables, the directors of Lakeland held the following interests:

(a)	Includes 2,808 shares held by Mr. Zande’s wife; and 28,940 shares issuable upon the exercise of stock options.
(b)	Includes 21,554 shares held by Mr. Bohuny’s wife; 1,341 shares held by Brooks Ltd.-Bergen of which Mr. Bohuny is President; and 31,907 shares issuable upon the exercise of stock options.
(c)	Includes 84,394 shares held in the name of the Mary Ann Deacon Limited Partnership; 458 shares held in the name of Mary Ann Deacon’s husband; 67,665 shares held in the name of the Philip Deacon Limited Partnership; and 10,566 shares held by the Lakeland Bank Employee Profit Sharing Plan of which Ms. Deacon is a trustee.
(d)	Includes 18,968 shares owned jointly by Joseph O’Dowd and his wife; and 29,558 shares issuable upon the exercise of stock options.
(e)	Includes 155,708 shares owned by Mr. Fredericks’ wife; and 131,611 shares held in the name of Edward J. Fredericks and John W. Fredericks Trustees U/W Wilbur Fredericks Trust.
(f)	Includes 25,099 shares owned jointly by Paul Lubertazzi and his wife; 1,268 shares held jointly by Paul Lubertazzi and his children; and 11,000 shares issuable upon the exercise of stock options.
(g)	Includes 29 shares owned jointly by Mr. McCracken and his wife; 48,884 shares held by REM, LLC of which Mr. McCracken is sole managing member; 10,566 shares held by the Lakeland Bank Employee Profit Sharing Plan of which Mr. McCracken is a trustee; and 29,793 shares issuable upon the exercise of stock options.

(h)	Includes 7,110 shares held by his wife; 2,756 shares held by Chaumont Holdings, Inc. of which Mr. Tilton is Chairman and Chief Executive Officer; 27,921 shares held by the Tilton Securities LLC Profit Sharing Plan of which Mr. Tilton is the beneficiary; and 30,387 shares issuable upon the exercise of stock options.
(i)	Includes 52,448 shares owned jointly by Mr. Viall and his wife; 9,450 shares held by Ridgecrest Holdings LLC of which Mr. Viall is President; and 33,337 shares issuable upon the exercise of stock options.
(j)	Includes 6,103 shares held jointly by Mr. Bosma and his wife; 10,566 shares held by the Lakeland Bank Employee Profit Sharing Plan of which Mr. Bosma is a trustee; and 254,698 shares issuable upon the exercise of stock options.
(k)	Includes 33,039 shares owned by Mr. Fredericks’ wife; 110,145 shares held by Mark J. Fredericks as custodian for his children; 25,684 shares held by Keil Oil Employee Profit Sharing Plan; 49,330 shares held by Mark J. Fredericks as Trustee for Fredericks Fuel and Heating Service Profit Sharing Plan; 18,427 shares held by Fredericks Fuel and Heating Service of which Mark Fredericks is President; and 25,526 shares issuable upon the exercise of stock options.
(l)	Includes 565,579 shares held in the name of the Franklin Mutual Insurance Co., of which Mr. Guptill is Chairman; and 12,400 shares issuable upon the exercise of stock options. Mr. Guptill does not have the power to vote or dispose of the shares held by the Franklin Mutual Insurance Co.
(m)	Includes 33,338 shares issuable upon the exercise of stock options.
(n)	Includes 26,250 shares issuable upon the exercise of stock options.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of Lakeland’s Common Stock as of February 1, 2006 by (i) the five Named Officers (as defined below under “Executive Compensation”) who are not directors of Lakeland and (ii) all current executive officers and directors of Lakeland as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. For information concerning the beneficial ownership of Lakeland’s Common Stock by directors and nominees for director, see the tables above under “Election of Directors”. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by April 1, 2006.

	Shares Beneficially Owned as of February 1, 2006
Stockholder	Number		Percent
Joseph F. Hurley	65,986	(A)	.3%
Louis E. Luddecke	85,498	(B)	.4%
Robert A. Vandenbergh	110,929	(C)	.5%
Jeffrey J. Buonforte	78,042	(D)	.4%
Steven Schachtel	44,403	(E)	.2%
All current executive officers and directors as a group (20 persons)	3,732,141	(F)	17.0%

(A)	Includes 60,802 shares issuable upon the exercise of stock options.
(B)	Includes five shares held by Mr. Luddecke’s wife; and 58,628 shares issuable upon the exercise of stock options.
(C)	Includes 5,182 shares held jointly by Mr. Vandenbergh and his wife; 12,421 shares which have been allocated to Mr. Vandenbergh in the ESOP; and 72,137 shares issuable upon the exercise of stock options.
(D)	Includes 6,485 shares held jointly by Mr. Buonforte and his wife; and 65,756 shares issuable upon the exercise of stock options.
(E)	Includes 1,275 shares held jointly by Mr. Schachtel and his wife; and 43,128 shares issuable upon the exercise of stock options.
(F)	Includes an aggregate of 873,337 shares issuable upon the exercise of stock options; and 12,421 shares which have been allocated under the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder require Lakeland’s directors, executive officers and 10% shareholders to file with the SEC certain reports regarding such persons’ ownership of Lakeland’s securities. Lakeland is required to disclose any failures to file such reports on a timely basis. Based solely upon a review of the copies of the forms or information furnished to Lakeland, Lakeland believes that during 2005, all filing requirements applicable to its directors and officers were satisfied on a timely basis, except that Mr. Bohuny failed to file on a timely basis a report disclosing the sale of shares in November 2005. The failure to file on a timely basis was inadvertent, and the filing was made promptly after the failure was noted.

Executive Compensation

The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, the cash compensation paid by Lakeland and its subsidiaries, as well as certain other compensation paid or accrued by such entities for those years, to Lakeland’s Chief Executive Officer and the other five most highly compensated executive officers of Lakeland during 2005 (the “Named Officers”), for services rendered in all capacities as an executive officer during such period.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation(A)		Long-Term Compensation Awards Securities Underlying Options/SARs(#)	All Other Compensation(C)
Name and Principal Position		Salary	Bonus(B)
Roger Bosma	2005	$470,000	$200,000	45,000	$49,085
President and	2004	450,000	125,000	40,000	51,020
Chief Executive Officer	2003	430,000	100,000	40,000	46,406

Joseph F. Hurley	2005	$207,000	$45,000	10,000	$24,353
Executive Vice President and	2004	197,125	40,000	10,000	28,374
Chief Financial Officer	2003	190,000	38,000	10,000	21,473

Robert A. Vandenbergh	2005	$207,000	$45,000	10,000	$28,758
Executive Vice President	2004	197,125	40,000	10,000	35,693
and Chief Lending Officer	2003	190,000	38,000	10,000	28,077

Steven Schachtel	2005	$191,000	$42,000	10,000	$32,586
President, Lakeland Bank	2004	181,563	36,500	10,000	36,514
Equipment Leasing Division	2003	171,154	10,000	5,000	35,970

Louis E. Luddecke	2005	$175,000	$40,000	10,000	$25,455
Executive Vice President	2004	166,000	35,000	10,000	30,736
and Chief Operations Officer	2003	160,000	32,000	10,000	24,852

Jeffrey J. Buonforte	2005	$175,000	$40,000	10,000	$24,142
Executive Vice President	2004	166,000	35,000	10,000	27,875
and Chief Retail Officer	2003	160,000	32,000	10,000	21,142

(A)	During the three years ended December 31, 2005, no Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such person’s reported salary and bonus.
(B)	For 2005, represents bonuses earned in 2005 and paid in 2006. For 2004, represents bonuses earned in 2004 and paid in 2005. For 2003, represents bonus earned in 2003 and paid in 2004.
(C)

All other compensation for each of the Named Officers for 2005 consisted of the following: Mr. Bosma, an annual contribution of $3,168 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, the fair market value of the personal use of a company car of $10,185, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Bosma of $25,174, a net increase to Mr. Bosma’s profit sharing plan account of $5,751, reflecting his allocated portion of plan earnings and forfeitures, and a contribution of $4,806 to the Company’s 401(k) Plan on behalf of Mr. Bosma to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Bosma to that Plan; Mr. Hurley, an annual contribution of $2,022 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, the fair market value of the personal use of a company car of $4,503, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Hurley of $10,429, a net increase to Mr. Hurley’s profit sharing plan account of $2,358, reflecting his allocated portion of plan earnings and forfeitures, and a contribution of $5,040 to the Company’s 401(k) Plan on behalf of Mr. Hurley to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Hurley to that Plan; Mr. Vandenbergh, an annual contribution of $1,661 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000 and premiums paid by Lakeland Bank for a split dollar life insurance policy, the fair market value of the personal use of a company car of $9,178, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Vandenbergh of $10,490, a net increase to Mr. Vandenbergh’s profit sharing plan account of $2,387, reflecting his allocated portion of plan earnings and forfeitures, and a contribution of $5,040 to the Company’s 401(k) Plan on behalf of Mr. Vandenbergh to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Vandenbergh to that Plan; Mr. Schachtel, an annual contribution of $649 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, an annual automobile expense allowance of $14,400, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Schachtel of $10,182, a net increase in Mr. Schachtel’s profit sharing plan account of $2,314, reflecting his allocated portion of plan earnings and forfeitures, and a contribution of $5,040 to the Company’s 401(k) Plan on behalf of Mr. Schachtel to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Schachtel to that Plan; Mr. Luddecke, an annual contribution of $1,548 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, the fair market value of the personal use of a company car of $7,127, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Luddecke of $8,898, a net increase in Mr. Luddecke’s profit sharing plan account of $2,841, reflecting his allocated portion of plan earnings and forfeitures, and a contribution of $5,040 to the Company’s 401(k) Plan on behalf of Mr. Luddecke to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Luddecke to that Plan; and Mr. Buonforte, an annual contribution of $827 made by Lakeland Bank for annual premiums for term life insurance in excess of $50,000, the fair market value of the personal use of a company car of $7,392, an annual contribution to Lakeland Bank’s profit sharing plan on behalf of Mr. Buonforte of $8,899, a net increase in Mr. Buonforte’s profit sharing plan account of $1,982, reflecting his allocated portion of plan earnings and forfeitures, and a contribution of $5,040 to the Company’s 401(k) Plan on behalf of Mr. Buonforte to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Buonforte to that Plan. All other compensation for the Named Officers for 2003 and 2004 includes previously unreported immaterial amounts of contributions to the Company’s 401(k) Plan on behalf of the Named Officers to match pre-tax elective deferral contributions (included under “Salary” for those years) made by the Named Officers to that Plan.

Employment Agreements and Other Arrangements with Executive Officers

Lakeland and Lakeland Bank entered into an employment agreement (the “Employment Agreement”) with Mr. Bosma as of January 1, 2000 whereby he serves as the President and Chief Executive Officer of Lakeland. The initial term of the Employment Agreement was three years, and is automatically renewable for one year on each anniversary date thereof unless a majority of the directors of Lakeland vote not to extend the term. The Board determined in December 2004 that the term of Mr. Bosma’s employment agreement would not be extended past December 31, 2007. The Employment Agreement provides that Mr. Bosma will receive an annual base salary of at least $250,000. Mr. Bosma is also entitled to use of a Lakeland Bank-supplied automobile, Lakeland Bank paid membership in a country club approved by the Board and supplemental life insurance equal to two times base salary. If Mr. Bosma’s employment is terminated by Lakeland other than for cause (as defined in the Employment Agreement), and a change in control (as defined in the Employment Agreement) has not occurred, he will receive his then current base salary, an annual bonus equal to the average annual bonus paid him during the three most recent fiscal years preceding his termination, and applicable perquisites and benefits for the balance of the term. The Employment Agreement contains confidentiality and non-compete covenants from Mr. Bosma in favor of Lakeland.

In the event of a change in control, the term of the Employment Agreement becomes fixed for a period of three years from the date of such event. During such period, Mr. Bosma is to be employed as President and Chief Executive Officer of Lakeland and is entitled to a base salary that is no less than the salary in effect as of the change in control, an annual bonus equal to the average annual bonus paid him during the three most recent fiscal years prior to the change in control, and continuation of other benefits and perquisites in effect as of the change in control. If following a change in control, Mr. Bosma’s employment is terminated without cause, or he resigns within 90 days for good reason (as defined in the Employment Agreement) or after such 90 day period for any reason, he will be entitled to continued life and health insurance benefits for three years and a lump sum cash payment equal to three times the sum of his pre-change in control salary and the average annual bonus paid him during the three most recent fiscal years prior to the change in control. To the extent that the amount payable to Mr. Bosma on account of a change in control is subject to an excise tax under Section 4999 of the Code, Mr. Bosma will also receive an additional payment equal to 10% of such amount; provided, however, that if the net amount retained by Mr. Bosma after payment of such excise tax is less than the maximum amount which could be paid him without triggering the excise tax, then the amount and benefits otherwise payable or to be provided to Mr. Bosma will be reduced to such maximum amount. For purposes of the Employment Agreement, the term “change in control” has the same meaning as under Lakeland’s Stock Option Plan.

During 1996, High Point Financial Corp.’s subsidiary bank entered into a salary continuation agreement with Mr. Vandenbergh, which entitles him to certain payments upon his retirement. As part of the Lakeland/High Point merger, Lakeland placed in trust an amount equal to the present value of the amount that would be owed to Mr. Vandenbergh upon his retirement. This amount is $381,000. Lakeland has no further obligation to pay additional amounts pursuant to this agreement.

In connection with Lakeland’s acquisition of Metropolitan State Bank in 1998, Lakeland agreed to (1) provide to Mr. Lubertazzi an additional annuity comparable to the annuity provided to him by Metropolitan at a cost to Lakeland of $278,000 and (2) provide to Mr. Lubertazzi certain retiree medical benefits at a cost to Lakeland of $45,000. Mr. Lubertazzi retired on January 31, 2000. He will receive an annual distribution of $35,000 for 15 years pursuant to this annuity, beginning with the year 2000. Lakeland is not required to incur any additional costs to fund this obligation.

Mr. Lubertazzi previously entered into a separate agreement with Metropolitan State Bank which was assumed by Lakeland. Pursuant to that agreement, Lakeland is required to pay Mr. Lubertazzi or his beneficiary an aggregate of $525,000 payable in 15 annual installments beginning on his retirement date (January 31, 2000) or date of death. In order to fund this obligation, Metropolitan obtained a variable life insurance policy, which had a cash surrender value of approximately $200,000 as of December 31, 2005. Although no assurance can be given, Lakeland does not expect to expend additional significant amounts to fund this obligation.

Lakeland and Lakeland Bank also entered into agreements, dated March, 2001 and as amended by agreements dated March 10, 2003, with each of Messrs. Hurley, Vandenbergh, Luddecke and Buonforte (each, an “Executive”) providing for certain terms and conditions of their employment in the event of a change in control (each a “Change in Control Agreement”). Under such Change in Control Agreements, the term of each Executive’s employment becomes fixed for a period (the “contract period”) ending on the earlier of the Executive’s death, attainment of age 65, or the second anniversary of the date of such event. During the contract period, each Executive is to be employed in the same position as held by him immediately prior to such event, and is entitled to base salary equal to the annual salary in effect immediately prior to the change in control and bonus equal to the highest annual bonus paid during the three most recent fiscal years prior to the change in control. In addition, during the contract period, each Executive is entitled to certain other benefits and perquisites as in effect as of the change in control. If during the contract period, an Executive’s employment is terminated without “cause”, or he resigns for “good reason” (each as defined in the Change in Control Agreement), he will be entitled to continued life and health insurance benefits for the balance of the contract period and a lump sum cash payment equal to two times the sum of his highest salary and bonus paid him during any of the three most recent calendar years prior to the change in control. For purposes of each Change in Control Agreement, the term “change in control” has the same meaning as under the Stock Option Plan.

In 2003, Lakeland began contributing to a supplemental executive retirement plan for Roger Bosma that provides annual retirement benefits of $150,000 a year for a 15 year period when he reaches the age of 65. Lakeland intends to fund its obligations under this arrangement with the increase in cash surrender value of bank owned life insurance policies purchased in 2003. In 2005, Lakeland contributed $331,000 to this plan.

Stock Options

The following table contains information regarding the grant of stock options to the Named Officers during the year ended December 31, 2005. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the following table sets forth the hypothetical gains or “options spreads” that would exist for the respective options assuming rates of annual compound price appreciation in Lakeland’s Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Common Shares Underlying Options Granted(A)	Individual Grants		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal 2005	Exercise Price Per Share
Name					5%	10%
Roger Bosma	45,000	28.8%	$15.69	12/18/2015	$444,031	$1,125,262
Joseph F. Hurley	10,000	6.4%	15.69	12/18/2015	98,673	250,058
Robert A. Vandenbergh	10,000	6.4%	15.69	12/18/2015	98,673	250,058
Steven Schachtel	10,000	6.4%	15.69	12/18/2015	98,673	250,058
Louis E. Luddecke	10,000	6.4%	15.69	12/18/2015	98,673	250,058
Jeffrey Buonforte	10,000	6.4%	15.69	12/18/2015	98,673	250,058

(A)	The stock options granted to the Named Officers were granted under the Company’s Stock Option Plan. Options granted to employees generally are granted at exercise prices equal to the fair market value of the Common Stock on the grant date and typically vest in 25% annual installments beginning on the first anniversary of the grant date. On May 13, 2005, the Company’s Board of Directors accelerated the vesting of all outstanding unvested stock options with exercise prices in excess of the closing price of a share of the Company’s Common Stock on May 13, 2005. In addition, the Stock Option Plan provides that all outstanding stock options will become immediately exercisable upon the occurrence of a “change in control event” (as defined in the Stock Option Plan).

The following table provides data regarding stock options exercised by the Named Officers during the year ended December 31, 2005 and the number of shares of Lakeland Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 2005. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise prices of existing options and $14.70 the closing sale price of Lakeland’s Common Stock on December 31, 2005.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Year End (#)		Value of Unexercised In-the-Money Options at Year End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Roger Bosma	0	$0	254,698	0	$229,990	0
Joseph F. Hurley	5,106	36,407	60,802	0	47,330	0
Robert A. Vandenbergh	10,550	96,960	72,137	0	125,282	0
Steven Schachtel	0	0	43,128	0	39,186	0
Louis E. Luddecke	2,644	14,564	58,628	0	33,705	0
Jeffrey Buonforte	6,380	52,585	65,756	0	78,378	0

Board Independence; Committees and Directors’ Compensation

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. NASDAQ adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence. The Board has also determined that the following members of the Board satisfy the NASDAQ definition of independence: Mary Ann Deacon, George H. Guptill, Jr., Janeth C. Hendershot, Paul P. Lubertazzi, Robert E. McCracken, Robert B. Nicholson, III, Joseph P. O’Dowd, Stephen R. Tilton, Sr., Paul G. Viall, Jr. and Arthur L. Zande.

During 2005, Lakeland’s Board of Directors held 13 meetings. Lakeland’s Board of Directors also maintains several Board committees.

The Audit Committee, consisting of George H. Guptill, Jr. (Chairperson), Joseph P. O’Dowd and Stephen R. Tilton, Sr., is responsible for reviewing the reports submitted by Lakeland’s independent registered public accounting firm and internal auditor and for reporting to the Board on significant audit and accounting principles, policies, and practices related to Lakeland. The Audit Committee met four times in 2005.

Lakeland is required to disclose whether the Board of Directors has determined that a member of the Audit Committee is an “audit committee financial expert”, as that term is defined in rules adopted by the SEC, and, if not, why not. Lakeland’s Board has not determined that any of the members of the audit committee is an audit committee financial expert. The Board has determined, however, that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the audit committee. The Board does not believe that it is necessary to search for any outside person who meets the definition of audit committee financial expert to serve on the Board and the audit committee. The audit committee has the authority to hire outside experts and consultants as it deems appropriate in carrying out its responsibilities.

The Nominating (or Governance) Committee consists of Paul P. Lubertazzi (Chairperson), Robert McCracken and Joseph P. O’Dowd. This committee is responsible for interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. This committee met once in 2005.

The Compensation Committee, consisting of Paul P. Lubertazzi (Chairperson), Mary Ann Deacon and Paul G. Viall, Jr., makes compensation decisions for Lakeland’s staff and Board of Directors. The Compensation Committee met nine times in 2005. The Compensation Committee does not administer the Stock Option Plan, which is administered by the full Board.

During 2005, each director received a fee of $1,500 for each meeting of Lakeland’s Board that he or she attended from January through June, and $1,750 for each meeting attended from July through the remainder of the year. In addition, each director, other than Roger Bosma, received a $15,000 retainer, and payment for committee meetings attended, except that Chairman John Fredericks and Vice Chairman Bruce Bohuny received no payment for committee meetings. Members of committees received $500 for each meeting attended from January through June 2005, with the exception of the Governance Committee, which received $350 and the Audit Committee, which received $1,000 per meeting. From July through December 2005, the fees for the Compensation, Profit Sharing, ALCO, Governance, and Loan Review committees increased to $650 per meeting attended, and the Audit Committee increased to $1,250 per meeting attended. Each member of Lakeland’s Board was present for 75% or more of the aggregate of the total meetings of the Board and committees on which he or she served.

During 2005, the Board of Directors of Lakeland Bank met twice a month. Each director received $1,000 for each meeting attended from January through June and $1,150 for each meeting attended from July through December. Each director of Lakeland Investment Corp., a subsidiary of Lakeland Bank, received $575 as an annual fee.

The Board of Directors of Newton Trust Company met 18 times in 2005 until the merger into Lakeland Bank in November. Each director, other than Roger Bosma, received a $5,000 retainer. Additional retainers were paid as follows: $12,500 to Newton Trust Company’s Chairman of the Board, $5,000 to the Chairman Emeritus, $2,000 to the corporate secretary and $6,000 to outside counsel. Each director, other than Roger Bosma, received $250 for the first meeting attended each month and $500 for the second monthly meeting attended. Additionally, in January 2006, nine members of the Board of Directors of Newton Trust Company received an aggregate of $60,875 in consideration of their prior service to Newton.

The Board of Directors maintains a plan which provides that any director having completed five years of service on Lakeland’s Board of Directors may retire and continue to be paid for a period of ten years at a rate ranging from $5,000 to $17,500 per annum, depending upon years of credited service. This plan is unfunded.

Lakeland’s Stock Option Plan provides for automatic option grants to directors who are not otherwise employed by Lakeland or its subsidiaries. Upon commencement of service, a non-employee director will receive a stock option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the grant date. Options granted to non-employee directors are exercisable in 20% annual installments beginning on the date of grant.

John W. Fredericks and Bruce G. Bohuny received $80,000 and $70,000, respectively, in 2005 as additional director’s compensation for their positions as Chairman and Vice Chairman, respectively. In 2006, Mr. Fredericks’ compensation was increased to $84,000, while the compensation for Mr. Bohuny was increased to $73,500.

Compensation Committee Interlocks and Insider Participation

Lakeland’s Compensation Committee, which is currently comprised of Paul P. Lubertazzi, (Chairperson), Mary Ann Deacon and Paul G. Viall, Jr., makes compensation decisions for executives. Mr. Lubertazzi retired as President and CEO of Metropolitan State Bank (which merged into Lakeland Bank on January 28, 2000) on January 31, 2000. Charles L. Tice also served as a member of the Compensation Committee during 2005. Mr. Tice retired as a director in January 2006.

Mr. Bohuny, a director of Lakeland, has a 30% interest in the entity which owns the building in Pompton Plains, New Jersey in which Lakeland rents a branch office. During 2005, the Company paid $103,000 to this entity as rent and related expenses.

Stephen R. Tilton, Sr., a director of Lakeland, is the Chairman and Chief Executive Officer of Fletcher Holdings, LLC, which owns a building in Little Falls, New Jersey in which Lakeland rents a branch office. During 2005, the Company paid $126,000 to Fletcher Holdings, LLC as rent and related expenses.

Mark J. Fredericks, a director of Lakeland, is the president of Fredericks Fuel and Heating Service. During 2005, the Company paid $90,000 to Fredericks Fuel and Heating Service for fuel and related services.

Lakeland’s subsidiary banks have had, and expect to have in the future, transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and that do not involve more than the normal risk of collectability or other unfavorable features.

Nominating Committee Matters

Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee. A copy of the Nominating Committee’s charter was attached as Appendix A to the Company’s 2004 proxy statement.

Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace rules.

Procedures for Considering Nominations Made by Shareholders. The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•	must not serve as attorneys for any other financial institution or bank or savings and loan holding company and must not be on the board of any other financial institution or bank or savings and loan holding company;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a reputation, in one or more of the communities serviced by Lakeland and its subsidiaries, for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a bank holding company; and

•	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations. In connection with the 2006 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Common Stock for at least one year.

Audit Committee Matters

Audit Committee Charter. The Audit Committee performed its duties during 2005 under a written charter approved by the Board of Directors. A copy of the current Audit Committee Charter was attached as Appendix B to the Company’s 2004 proxy statement.

Independence of Audit Committee Members. Lakeland’s Common Stock is listed on the Nasdaq National Market and Lakeland is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2005:

(1) the Audit Committee reviewed and discussed the audited financial statements with Lakeland’s management;

(2) the Audit Committee discussed with Lakeland’s independent registered public accounting firm the matters required to be discussed by SAS 61, as amended by SAS 90;

(3) the Audit Committee received and reviewed the written disclosures and the letter from Lakeland’s independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Lakeland’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2005 Annual Report on Form 10-K.

By:	The Audit Committee of the Board of Directors:

George H. Guptill, Jr., Chairperson

Joseph P. O’Dowd

Stephen R. Tilton, Sr.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

Audit Fees. Audit fees billed or expected to be billed to Lakeland by Grant Thornton for the audit of the financial statements included in Lakeland’s Annual Reports on Form 10-K, reviews of the financial statements included in Lakeland’s Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings, for the years ended December 31, 2004 and 2005 totaled approximately $373,165 and $283,507, respectively.

Audit-Related Fees. Lakeland was billed $0 and $7,876 by Grant Thornton for the years ended December 31, 2004 and 2005, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption Audit Fees above, such as the audit of employee benefit plans.

Tax Fees. Lakeland was billed an aggregate of $58,150 and $82,450 by Grant Thornton for the fiscal years ended December 31, 2004 and 2005, respectively, for tax services, principally advice regarding the preparation of income tax returns.

All Other Fees. Lakeland was billed an aggregate of $0 and $0 by Grant Thornton for the fiscal years ended December 31, 2004 and 2005, respectively.

Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of Lakeland’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by Lakeland’s outside auditors even if they are not pre-approved. Lakeland has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Code of Ethics

Lakeland is required to disclose whether it has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Lakeland has adopted such a code of ethics and has posted a copy of the code on its internet website at the internet address: http://www.lakelandbank.com. Copies of the code may be obtained free of charge from the Company’s website at the above internet address.

Shareholder Communication with the Board

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to Lakeland’s Chairman of the Board and should be sent to such individual c/o Lakeland Bank, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman’s receipt of such a communication, Lakeland’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend Lakeland’s annual meeting of shareholders. Each of the members of the Board attended the Company’s 2005 annual meeting of shareholders.

Compensation Committee Report on Executive Compensation

Compensation decisions for executive officers (other than stock option grants) are made by the Compensation Committee, subject to Board approval. The Company’s current compensation program focuses upon the salaries of and bonuses granted to executive officers and is designed to provide appropriate reimbursement for services rendered. Compensation amounts take into account the individual performance of each executive officer. Salaries are determined annually, and each executive officer’s performance is reviewed on a yearly basis. Traditionally, the salaries of executive officers have been set at levels which are perceived to be comparable to the salaries of executive officers of other banks and bank holding companies which the Board considers to be comparable to the Company and its subsidiary bank. Bonuses are granted based on the Company’s performance and the executive’s contribution to the Company’s results. In recent years, the Compensation Committee has focused more on bonus than salary, since bonus is tied more closely to the executive’s performance. All of the Named Officers received bonuses for 2005.

In determining whether a bonus should be paid to Roger Bosma, the Company’s Chief Executive Officer, for 2005, and the amount of any such bonus, the Compensation Committee reviewed the goals and objectives that the Board of Directors had established for Mr. Bosma for 2005. In particular, the Compensation Committee reviewed the following factors and analyzed the Chief Executive Officer’s contributions to these factors:

•	the Company’s Return on Average Equity;

•	the Company’s Return on Average Assets;

•	the Company’s Efficiency Ratio;

•	the Company’s Earnings per Share;

•	the Company’s loan and deposit growth;

•	the Company’s cost containment efforts;

•	the merger of Newton Trust Company into Lakeland Bank; and

•	the reorganization of the Lakeland Bank Equipment Leasing Division.

The Compensation Committee also considered the Chief Executive Officer’s:

•	reputation in the community;

•	good relationships with employees and shareholders; and

•	overall knowledge of the banking industry.

Based on this analysis, the Compensation Committee granted the Chief Executive Officer a bonus of $200,000 for 2005.

The Chief Executive Officer recommends to the Compensation Committee the salaries and bonuses of the other Named Officers. He also establishes goals and objectives for the other executive officers. The Compensation Committee reviews the factors described above, the contributions made by each of the other Named Officers and whether such Named Officers have achieved their goals and objectives in reviewing the Chief Executive Officer’s recommendations.

Executive officers are also provided with standard benefits, including various health and life insurance benefits. The Company also makes contributions to the Lakeland Bank Profit Sharing Plan on behalf of executive officers, as well as all other employees. The Board of Directors authorized a total contribution to the Lakeland Bank Profit Sharing Plan of $755,000 in 2005.

The Company maintains the 2000 Equity Compensation Program, as amended (the “Stock Option Plan”), which is currently administered by the full Board of Directors. Incentive stock options granted to executive officers of the Company are granted at an exercise price equal to fair market value on the date of grant. Accordingly, these options will gain appreciable value only if the market price of the Company’s Common Stock increases. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company’s performance and encourage continued affiliation with the Company. The Stock Option Plan also provides for automatic option grants to new non-employee directors. The Board believes that this feature of the Stock Option Plan will encourage qualified non-employee directors to serve on the Company’s Board.

The Compensation Committee believes that an appropriate compensation program can help foster the Company’s growth. The Compensation Committee seeks to reflect an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. The Board intends to continue monitoring the Company’s compensation program to ensure that this balance is appropriately maintained.

Submitted by the members of the Compensation Committee of the Board of Directors:

Paul P. Lubertazzi, Chairperson

Mary Ann Deacon

Paul G. Viall, Jr.

PERFORMANCE GRAPH

The following chart compares Lakeland’s cumulative total shareholder return (on a dividend reinvested basis) over the past five years with the Nasdaq Market Index and the Peer Group Index. The Peer Group Index is the Hemscott Group Index, which consists of 209 Regional Northeast Banks. Hemscott acquired Core Data, which had previously provided a comparable Peer Group Index.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG LAKELAND BANCORP, INC.

NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON JAN 1, 2001

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2005

	2000	2001	2002	2003	2004	2005
LAKELAND BANCORP, INC.	100.00	184.17	216.43	198.75	223.09	201.41
PEER GROUP INDEX	100.00	99.45	93.39	122.20	132.74	134.39
NASDAQ MARKET INDEX	100.00	79.71	55.60	83.60	90.63	92.62

INDEPENDENT ACCOUNTANTS

Relationship with Independent Accountants. Grant Thornton LLP, which became the independent accountants of Lakeland beginning with the financial statements for the quarter ended March 31, 1999, were the Company’s independent accountants in 2005, and have been engaged as the Company’s independent accountants for 2006. It is anticipated that a representative of Grant Thornton will be present at the Annual Meeting and will be available to answer questions.

OTHER MATTERS

Management is not aware of any other business to be brought up at the meeting for action by stockholders at such meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to management at the time of printing hereof and which may come properly before the meeting.

SHAREHOLDER PROPOSALS

If a Lakeland stockholder intends to present a proposal at Lakeland’s 2007 Annual Meeting of stockholders, the proposal must be received by Lakeland at its principal executive offices not later than December 8, 2006 in order for that proposal to be included in the proxy statement and form of proxy relating to that meeting, and by February 21, 2007 in order for the proposal to be considered at Lakeland’s 2007 annual meeting of stockholders (but not included in the proxy statement or form of proxy for such meeting). Any stockholder proposal which is received after those dates or which otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC will neither be included in the proxy statement or form of proxy, nor be considered at the meeting. For a description of procedures for nominations to be submitted by shareholders, see “Nominating Committee Matters.”

By Order of the Board of Directors:

Arthur L. Zande

Secretary

A copy of Lakeland Bancorp, Inc.’s annual report for the year ended December 31, 2005, including financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of Lakeland Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission, is available (excluding exhibits) without cost to shareholders upon written request made to Arthur L. Zande, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438.

LAKELAND BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2006

The undersigned hereby appoints Roger Bosma, John W. Fredericks and Paul P. Lubertazzi, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of shareholders of Lakeland Bancorp, Inc. to be held on May 10, 2006, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BOARD’S NOMINEES FOR DIRECTOR.

(Continued and to be signed and dated on the reverse side.)

1. ELECTION OF DIRECTORS (for the terms described in the Proxy Statement):

☐ FOR all of the nominees listed below (except as indicated to the contrary below) ☐ WITHHOLD AUTHORITY to vote for election of directors	NOMINEES (to be elected by the holders of Common Stock): O Arthur L. Zande, O Bruce G. Bohuny, O Mary Ann Deacon and O Joseph P. O’Dowd.

(Instruction:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.      Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

Dated: , 2006

(Signature of Shareholder(s))

Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as it appears.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY